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                                                                      EXHIBIT 20
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VW CREDIT, INC. -- SERVICER                                               Page 1
28-Jan-98

                   VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                     Monthly Servicer Report Input and Summary Page
                     ----------------------------------------------

TRANSACTION SUMMARY
-------------------
                                                      From          To     Days
                                                ----------------  -------  ----
Current Interest Period                                12/15/97   1/14/98    31

Series Allocation Percentage                             100.00%


Initial Principal Balance                       $375,000,000.00
Outstanding Principal Balance                   $375,000,000.00
Principal Balance of Receivables for            $534,350,225.06
 Determination Date
Amount Invested in Receivables on Series        $375,000,000.00
 Issuance Date
Initial Invested Amount                         $375,000,000.00
Invested Amount at the Beginning of Period      $375,000,000.00
Invested Amount                                 $375,000,000.00
Required Subordinated Amount                    $ 63,670,803.40
Excess Funded Amount                            $          0.00

Available Subordinated Amount (previous         $ 89,917,386.99
 period)
Incremental Subordinated Amount (previous       $ 12,470,479.97
 period)

RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-----------------------------------------

Yield Supplement Account Initial Deposit        $  1,875,000.00
Yield Supplement Account Beginning Balance      $  1,875,000.00
Yield Supplement Account Required Amount        $  1,875,000.00

Reserve Fund Initial Deposit                    $  1,875,000.00
Reserve Fund Required Amount                    $  1,875,000.00
Reserve Fund Beginning Balance                  $  1,875,000.00


Outstanding Carryover Amount - Beginning        $    802,189.77
 Balance
Yield Supplement Account Draw Amount            $    714,030.96
Outstanding Carryover Amount - Ending           $          0.00
 Balance
Yield Supplement Account Balance - Ending       $  1,160,969.04
 Balance
Yield Supplement Account Required Deposit       $    714,030.96
 Amount

Reserve Fund Draw Amount                        $          0.00
Reserve Fund Ending Balance                     $  1,875,000.00

Reserve Fund Required Deposit Amount            $          0.00

1-month LIBOR Rate (annualized)                       5.9804700%
Certificate Coupon (annualized)                       6.1404700%
Prime Rate (annualized)                               8.5000000%
Servicing Fee Rate (annualized)                           1.000%
Excess Spread                                         1.5795300%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period         $466,816,180.18
Pool Balance at the Ending of Period            $543,523,353.58
Average Aggregate Principal Balance             $505,169,766.88


Aggregate Principal Collections                 $224,897,895.00

New Principal Receivables                       $301,605,068.40
Receivables Added for Additional Accounts       $          0.00
Investor Default Amount                         $          0.00
Net Losses                                      $          0.00
Monthly Interest Accrued, but not Paid          $          0.00
Ineligible Receivables                          $          0.00

Ineligible Receivables in Prior Collection      $          0.00
 Period
Defaulted Receivables in Ineligible and         $          0.00
 Overconc. Accounts

MISCELLANEOUS DATA
------------------

Recoveries on Receivables Written Off           $          0.00
Spread Over Prime for Portfolio                            0.22%
Weighted Average Interest Rate                             8.72%

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------

Net losses as a % of Avg. Receivables Balance (annualized)                 0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------

Used Vehicle Receivables' Balance                               $ 42,870,835.82
Used Vehicle Percentage                                                   7.888%
Used Vehicle Percentage During Last Collection Period                     8.642%

Early Amortization Event?                                             NO

Largest Dealer or Dealer Affiliation Balance                    $ 21,015,919.09
Largest Dealer Percentage                                                 4.502%

Aggregate Principal Amount of Receivables of Dealers over 2%    $ 12,808,240.85
Aggregate % Principal Amount of Receivables of Dealers over 2%            2.357%

SUMMARY OF COLLECTIONS
----------------------


Aggregate Amount of Collections                                 $227,865,002.18
Aggregate Amount of Interest Collections                        $  2,967,107.18

Investment Proceeds                                             $          0.00
Aggregate Amount of Principal Collections                       $224,897,895.00
Asset Receivables Rate                                                    5.927%
Use Asset Receivables Rate?                                           YES
Carryover Amount (this Distribution Date)                       $    802,189.77
Total Carryover Amount                                                      N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                      44.52%

Previous Collection Period Monthly Payment Rate                           44.76%
Monthly Payment Rate 3 months ago                                         60.02%

3-month Average Payment Rate                                              49.77%

12-month Minimum Payment Rate                                             44.52%

Early Amortization Event?                                             NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                                YES
Last Day of Revolving Period                                            N/A
Invested Amount as of Last Day of Revolving Period                      N/A
Accumulation Period Length (months)                                     N/A
First Accumulation Date                                           TO BE DETERMINED
Expected Final Payment Date                                             N/A
Required Participation Percentage                                             4.00%
Principal Funding Account Balance                                    $        0.00

Principal Payment Amount                                             $        0.00
Controlled Deposit Amount                                            $        0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
-----------------------------------------

Certificateholders
------------------
i.    Monthly Interest Distribution                                 $1,982,860.10
ii.   Monthly Servicing Fee Distribution                             $  312,500.00
iii.  Reserve Fund Deposit Amount Distribution                       $        0.00
iv.  Investor Default Amount Distribution                            $        0.00
v.  Outstanding Carryover Amount Distribution                        $   88,158.80
vi. Yield Supplement Account Deposit Amount Distribution             $        0.00
                                                                     -------------
Excess Servicing                                                     $        0.00



Excess Servicing (Previous Period)                                  $1,115,550.99


DEFICIENCY AMOUNT
-----------------

Deficiency Amount                                                    $         0.0
Draw Amount                                                          $         0.0
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VW CREDIT, INC. -- SERVICER                                                                                                   Page 2
28-Jan-98

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                    Summary
                                    -------




                     Collections                          ACCRUAL         DISTRIBUTION
                 ------------------                -----------------  -------------------
From:                     15-Dec-97
To:                       14-Jan-98
Days:                            30

LIBOR RATE                5.9804700%
(1 month)

SERIES #                  1             Active
VCI RATING:              N/A

                                        TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
                                        --------------------------------------------------

                             Series                                        Excess      Required        Required       Outstanding
Series        Series       Allocation       Invested      Subordinated     Funded    Participation   Participation    Certificate
Number        Name        Percentage         Amount          Amount        Amount     Percentage        Amount          Balance
------        ----        ------------       ------          ------        ------     ----------        ------          -------
          Trust                          $375,000,000.00  $63,670,803.40     $0.00         N/A      $15,000,000.00
        1 Series 1996-1     100.00%      $375,000,000.00  $63,670,803.40     $0.00        4.00%     $15,000,000.00   $375,000,000.00

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VW CREDIT, INC. -- SERVICER                                                                                                   Page 3

28-Jan-98
                                                   VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                                                  SERVICING CERTIFICATE
                                                                  ---------------------



INITIAL AMOUNTS                                                                         EXCESS SPREAD CALCULATION
---------------                                                                         -------------------------

Initial Invested Amount                                  $375,000,000.00                Weighted Average Rate Charged to       8.72%

                                                                                        Dealers
Invested Amount                                          $375,000,000.00                LIBOR                                  5.98%

Controlled Accumulation Amount                           $          0.00                Certificate Rate (LIBOR+16 b.p.)       6.14%

Required Subordinated Amount                             $ 63,670,803.40                Servicing Fee Rate                     1.00%

Annualized Servicing Fee Rate                                       1.00%               Investor Net Losses                    0.00%

                                                                                                                               ----
First Controlled Accumulation Date                        TO BE DETERMINED              Excess Spread                          1.58%

Accumulation Period Length (months)                            N/A
Expected Final Payment Date                                    N/A
Initial Settlement Date                                        28-Mar-96
Required Participation Percentage                                   4.00%
Subordinated Percentage                                            14.29%

SERIES 1996-1 MONTHLY REPORTING
-------------------------------
                                                                                                        Required             Excess
                                                          Series 1996-1         Invested              Subordinated          Funding
Principal Receivables                                         Total              Amount                  Amount              Amount
---------------------                                         -----              ------                  ------              ------

Series Allocation Percentage                                      100.00%
Beginning Balance                                        $375,000,000.00     $375,000,000.00              $63,670,803.40       $0.00

  Floating Allocation Percentage                                   80.33%              80.33%
  Fixed Allocation Percentage                                  N/A

Principal Collections                                    $224,897,895.00     $224,897,895.00              N.A.                N.A.
New Principal Receivables                                $301,605,068.40     $301,605,068.40              N.A.                N.A.
Principal Default Amounts                                $          0.00     $          0.00              N.A.                N.A.
Receivables Added for Additional Accounts                $          0.00     $          0.00              N.A.                N.A.
Controlled Deposit Amount                                $          0.00                 N/A              N.A.                N.A.
Principal Allocation Percentage
"Pool Factor"                                               100.00000000%

Ending Balance                                           $375,000,000.00     $375,000,000.00              $63,670,803.40       $0.00

  Floating Allocation Percentage                                   68.99%              68.99%


NON-PRINCIPAL RECEIVABLES
-------------------------

Interest Collections                                     $  2,383,518.91
Recoveries on Receivables Written Off                    $          0.00
Investment Income                                        $          0.00
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VW CREDIT, INC. -- SERVICER                                                             Page 4
28-Jan-98

                            VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                           SERVICING CERTIFICATE
                                           ---------------------




Subordinated Amount & Reserve Fund                         Current               Previous
----------------------------------                         -------               --------

Available Subordination Amount (Previous)                 $89,917,386.99        $66,577,760.80
  Required Subordination Draw Amount                      $         0.00                   N/A
  Reserve Fund Funds to Inv. Default Amount               $         0.00                   N/A
  Excess Servicing (Previous Period)                      $ 1,115,550.99        $   847,010.39
                                                          --------------
(a) Available Subordinated Amount?                        $91,032,937.98        $67,424,771.19

(b) Available Subordinated Amount?                        $53,571,428.57        $53,571,428.57

Available Subordinated Amount                             $87,546,281.85        $89,917,386.99

Incremental Subordinated Amount                           $10,099,374.83        $12,470,479.97
  Overconcentration Amount                                $12,808,240.85        $13,583,317.59

Beginning Reserve Fund Balance                            $ 1,875,000.00        $ 1,875,000.00
Reserve Fund Required Balance                             $ 1,875,000.00        $ 1,875,000.00
Reserve Fund Draw                                         $         0.00                   N/A
Reserve Fund Required Deposit                             $         0.00                   N/A
Reserve Fund Deposit Amount                               $         0.00                   N/A
Reserve Fund Release                                      $         0.00                   N/A
Ending Reserve Fund Balance                               $ 1,875,000.00        $ 1,875,000.00

REQUIRED INTEREST DISTRIBUTIONS
-------------------------------

Available Interest Collections                            $ 2,967,107.18        $ 3,155,370.12
  Certificateholder Interest Collections                  $ 2,383,518.91        $ 3,133,571.83
  Subordinate Interest Collections                        $   404,694.84        $   551,858.84
Investment Income                                         $         0.00        $         0.00
Reserve Fund Balance                                      $ 1,875,000.00        $ 1,875,000.00
                                                          --------------
Total Interest  Available                                 $ 4,663,213.75        $ 5,560,430.66

Interest Shortfall                                        $         0.00                   N/A
Additional Interest                                       $         0.00                   N/A
Carry-over Amount                                         $   802,189.77                   N/A
Carry-over Shortfall                                      $         0.00                   N/A
Additional Carry-over Shortfall                           $         0.00                   N/A

Monthly Servicing Fee                                     $   420,974.81        $   351,843.67
Investor Monthly Servicing Fee                            $   312,500.00        $   312,500.00
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